Chanticleer Holdings Reports First Quarter Operating Results

CHARLOTTE, NC – May 14, 2018 — Chanticleer Holdings, Inc. (NASDAQ: BURG) (“Chanticleer,” or the “Company”), owner, operator and franchisor of multiple branded restaurants in the U.S. and abroad, today announced its first quarter financial results for the three months ended March 31, 2018.

First Quarter Financial and Operational Highlights

●	Total revenue of $10.0 million increased 1.4% compared to the same period last year. Growth in our Better Burger and Hooters businesses were offset by lower traffic in our Just Fresh business and the closure of underperforming locations.

●	G&A decreased 13.2% to $1.2 million compared with $1.4 million in the prior year.

●	Net loss attributable to Common Shareholders was $2.6 million, $(0.83) per share, compared to $1.8 million, $(0.79) per share in the prior year. Excluding the non-cash impairment charges, net loss attributable to Common Shareholders would have been approximately $1.0 million or $(0.30) per share.

●	Non-Gaap Restaurant EBITDA improved to $1.0 million for the three months ended March 31, 2018 compared to $0.9 million for the three months ended March 31, 2017.

●	Non-Gaap Adjusted EBITDA improved to $0.0 million for the three months ended March 31, 2018 compared to a loss of $0.3 million for the three months ended March 31, 2017.

●	Cash from operating activities was positive $0.1 million for the three months ended March 31, 2018 compared to negative $0.6 million for the three months ended March 31, 2017.

●	Opened one company store and one franchise stores - Purchased one previously franchised store

●	Entered into partnership with NASCAR superstar Denny Hamlin for Little Big Burger with option on nine additional stores.

Mike Pruitt, Chairman and CEO of Chanticleer commented, “We’re pleased with our Q1 2018 financial results. All of our core operating units exceeded our internal budgets. As indicated previously, we continue to believe the Company has reached an inflection point as we accelerate growth of our Little Big Burger concept with new locations generating above average unit economics and many outperforming our expectations. This growth phase consists of a robust pipeline of locations to support future growth, currently expecting to open 8-12 new Little Big Burger stores annually going forward, with upside to those expectations as new franchisees come on line.”

Pruitt continued, “Todays results are tangible progress towards the execution of our evolving and narrowing our strategic focus and allocation of resources to the domestic better burger segment where we generate the highest margins and rates of return. As we continue to increase focus on the domestic burger business, we are continuing to evaluate the potential sale of our domestic non-burger and international operations which would streamline the Company’s operations and significantly increase operating margins going forward.”

Conference Call

The Company will host a webcast and conference call on Monday May 14, 2018 at 4:30 PM ET/1:30 PM PT

To access the call, dial 1-877-407-0784 approximately five minutes prior to the scheduled start time. International callers please dial 1-201-689-8560. To access the webcast, log into the following link: http://public.viavid.com/index.php?id=129455.

The broadcast will be archived online upon completion of the conference call. A telephonic replay of the conference call will also be available until 11:59 p.m. ET on Thursday, June 14, 2018 by dialing (844) 512-2921 in the U.S. and Canada and (412) 317-6671 internationally and entering the pin number: 13679123.

Use of Non-GAAP Measures

Chanticleer Holdings, Inc. prepares its condensed consolidated financial statements in accordance with United States generally accepted accounting principles (“GAAP”). In addition to disclosing financial results prepared in accordance with GAAP, the Company discloses information regarding Adjusted EBITDA and Restaurant EBITDA, which differ from the term EBITDA as it is commonly used. In addition to adjusting net income (loss) from continuing operations to exclude taxes, interest, and depreciation and amortization, Adjusted EBITDA also excludes pre-opening and closing costs for our restaurants, non-cash expenses, transaction and severance related expenses, change in fair value of derivative liability and other income and expenses.

In addition, Restaurant EBITDA also excludes management fee income, franchise revenue and general and administrative expenses. Adjusted EBITDA and restaurant EBITDA are not measures of performance defined in accordance with GAAP. However, adjusted EBITDA and restaurant EBITDA are used internally in planning and evaluating the company’s operating performance and by the Company’s creditors. Accordingly, management believes that disclosure of these metrics offers investors, bankers and other stakeholders an additional view of the company’s operations that, when coupled with the GAAP results, provides a more complete understanding of the Company’s financial results.

Adjusted EBITDA and Restaurant EBITDA should not be considered as alternatives to net loss or to net cash used in operating activities as a measure of operating results or of liquidity. It may not be comparable to similarly titled measures used by other companies, and it excludes financial information that some may consider important in evaluating the company’s performance. A reconciliation of GAAP net income (loss) to Adjusted EBITDA and Restaurant EBITDA is included in the accompanying financial schedules.

For further information, please refer to Chanticleer’s Annual Report on Form 10-Q to be filed with the SEC on or about May 14, 2018, available online at www.sec.gov.

About Chanticleer Holdings, Inc.

Headquartered in Charlotte, NC, Chanticleer Holdings (BURG), owns, operates and franchises fast casual and full-service restaurant brands, including American Burger Company, BGR – Burgers Grilled Right, Little Big Burger, Just Fresh and Hooters.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. These statements include projections, predictions, expectations or statements as to beliefs or future events or results or refer to other matters that are not historical facts. Forward-looking statements are subject to known and unknown risks, uncertainties and other factors that could cause the actual results to differ materially from those contemplated by these statements. The forward-looking statements contained in this press release are based on various factors and were derived using numerous assumptions. In some cases, you can identify these forward-looking statements by the words “anticipate”, “estimate”, “plan”, “project”, “continuing”, “ongoing”, “target”, “aim”, “expect”, “believe”, “intend”, “may”, “will”, “should”, “could”, or the negative of those words and other comparable words.

Our operations involve risks and uncertainties, many of which are outside our control, and any one of which, or a combination of which, could materially affect our results of operations and whether the forward-looking statements ultimately prove to be correct. Forward-looking statements in this press release include, without limitation, statements reflecting management’s expectations for future financial performance and operating expenditures, expected growth, profitability and business outlook, increased sales and marketing expenses, and the expected results from the integration of our acquisitions.

Forward-looking statements are only current predictions and are subject to known and unknown risks, uncertainties, and other factors that may cause our actual results, levels of activity, performance, or achievements to be materially different from those anticipated by such statements. These factors include, but are not limited to, the Company’s ability to manage growth; integrate acquisitions; manage debt; meet development goals; and other important risks and uncertainties referenced and discussed under the heading titled “Risk Factors” in the Company’s filings with the Securities and Exchange Commission. Although we believe that the expectations reflected in the forward-looking statements contained in this press release are reasonable, we cannot guarantee future results, levels of activity, performance, or achievements.

The statements in this press release are made as of the date of this press release, even if subsequently made available by the Company on its website or otherwise. The Company does not assume any obligations to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date on which they were made.

Contact:

Investor Relations

Jason Assad

678-570-6791

Ja@chanticleerholdings.com

Chanticleer Holdings, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

	March 31, 2018	December 31, 2017
	(Unaudited)
ASSETS
Current assets:
Cash	$411,081	$272,976
Restricted cash	102,584	165,517
Accounts and other receivables, net	344,769	475,988
Inventories	388,490	460,756
Prepaid expenses and other current assets	247,554	324,324
Assets held for sale, net	2,090,000	100,000
TOTAL CURRENT ASSETS	3,584,478	1,799,561
Property and equipment, net	8,203,981	8,548,592
Goodwill	10,164,374	12,647,806
Intangible assets, net	5,759,818	5,896,732
Investment, at cost	800,000	800,000
Deposits and other assets	452,957	490,328
TOTAL ASSETS	$28,965,608	$30,183,019

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued expenses	$6,305,556	$5,797,252
Current maturities of long-term debt and notes payable net of unamortized discount and deferred financing costs of $880,043 and $1,173,190, respectively	5,957,262	5,741,911
Current maturities of convertible notes payable	3,000,000	3,000,000
Due to related parties	191,850	191,850
TOTAL CURRENT LIABILITIES	15,454,668	14,731,013
Convertible notes payable, net of unamortized debt premium of $0 and $12,256, respectively	-	212,256
Redeemable preferred stock: no par value;authorized 5,000,000 shares; 62,876 shares issued and outstanding, net of unamortized discount of $200,002 and $208,697, respectively	648,824	640,129
Deferred rent	2,107,173	2,156,378
Deferred tax liabilities	443,163	779,359
Deferred revenue	1,236,636	175,000
TOTAL LIABILITIES	19,890,464	18,694,135
Commitments and contingencies
Stockholders’ equity:
Common stock: $0.0001 par value; authorized 45,000,000 shares; issued and outstanding 3,222,209 and 3,045,809 shares, respectively	323	305
Additional paid-in capital	61,263,606	60,750,330
Accumulated other comprehensive loss	(109,960)	(934,901)
Accumulated deficit	(52,776,873)	(49,109,303)
Total Chanticleer Holdings, Inc, Stockholders’ Equity	8,377,096	10,706,431
Non-Controlling Interests	698,048	782,453
TOTAL STOCKHOLDERS’ EQUITY	9,075,144	11,488,884
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$28,965,608	$30,183,019

Chanticleer Holdings, Inc. and Subsidiaries

Unaudited Condensed Consolidated Statements of Operations

	Three Months Ended
	March 31, 2018	March 31, 2017
Revenue:
Restaurant sales, net	$9,769,508	$9,653,154
Gaming income, net	93,155	106,067
Management fee income	25,000	24,990
Franchise income	107,853	75,786
Total revenue	9,995,516	9,859,997
Expenses:
Restaurant cost of sales	3,276,175	3,191,390
Restaurant operating expenses	5,586,149	5,674,560
Restaurant pre-opening and closing expenses	102,882	14,435
General and administrative expenses	1,193,417	1,375,620
Asset impairment charge	1,677,055	-
Depreciation and amortization	540,679	593,380
Total operating expenses	12,376,357	10,849,385
Operating loss	(2,380,841)	(989,388)
Other (expense) income
Interest expense	(635,081)	(404,136)
Gain (loss) on debt refinancing	-	(362,822)
Other income (expense)	(2,114)	12,234
Total other expense	(637,195)	(754,724)
Loss from continuing operations before income taxes	(3,018,036)	(1,744,112)
Income tax expense	336,197	(3,797)
Consolidated net loss	(2,681,839)	(1,747,909)
Less net loss attributable to non-controlling interest: Continuing operations	84,407	20,843
Net loss attributable to Chanticleer Holdings, Inc.	$(2,597,432)	$(1,727,066)
Dividends on redeemable preferred stock	(27,794)	(24,147)
Net loss attributable to common shareholders of Chanticleer Holdings, Inc.	$(2,625,226)	$(1,751,213)

Net loss attributable to Chanticleer Holdings, Inc. per common
share, basic and diluted:	$(0.83)	$(0.79)
Weighted average shares outstanding, basic and diluted	3,165,972	2,210,624

Chanticleer Holdings, Inc. and Subsidiaries

Unaudited Condensed Consolidated Statements of Cash Flows

	Three Months Ended
	March 31, 2018	March 31, 2017
Cash flows from operating activities:
Net loss	$(2,681,839)	$(1,747,909)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	540,679	593,380
Loss on extinguishment of debt		362,822
Asset impairment charge	1,677,055	-
Common stock and warrants issued for services	-	102,791
Amortization of debt discount	289,787	122,694
Change in assets and liabilities:
Accounts and other receivables	148,427	175,478
Prepaid and other assets	48,238	14,054
Inventory	12,556	19,526
Accounts payable and accrued liabilities	470,496	(231,283)
Deferred income taxes	(336,196)	-
Deferred rent	(49,205)	15,793
Net cash provided by (used i)n operating activities	119,998	(572,654)

Cash flows from investing activities:
Purchase of property and equipment	(166,589)	(450,641)
Cash paid for acquisitions, net of cash acquired	(30,000)	-
Net cash used in investing activities	(196,589)	(450,641)

Cash flows from financing activities:
Proceeds from sale of common stock and warrants	290,000	-
Proceeds from sale of preferred stock	-	591,651
Payments related to sale of preferred stock	-	(258,153)
Loan proceeds	-	512,780
Loan repayments	(134,229)	(194,069)
Capital lease payments	-	(4,779)
Contribution of non-controlling interest	-	375,000
Net cash provided by financing activities	155,771	1,022,430
Effect of exchange rate changes on cash	(4,008)	10,110
Net increase in cash and restricted cash	75,172	9,245
Cash and restricted cash, beginning of period	438,493	268,575
Cash and restricted cash, end of period	$513,665	$277,820

Chanticleer Holdings, Inc. and Subsidiaries

Reconcilation of Net Loss to EBITDA

(Unaudited)

	Three Months Ended
	March 31, 2018	March 31, 2017

Consolidated net loss	$(2,681,839)	$(1,747,909)
Interest expense	635,081	404,136
Income tax	(336,197)	3,797
Depreciation and amortization	540,679	593,380
EBITDA	$(1,842,276)	$(746,596)
Restaurant pre-opening and closing expenses	102,882	14,435
Operating results of restuarants closed in period	19,080	-
(Gain) loss on debt refinancing	-	362,822
Asset impairment charge	1,677,055	-
Transaction and severence related expenses	-	92,750
Other income (expense)	2,114	(12,234)
Adjusted EBITDA	$(41,145)	$(288,823)
General and administrative expenses	1,193,417	1,282,870
Franchise revenues	(107,853)	(75,786)
Management fee revenue	(25,000)	(24,990)
Restaurant EBITDA	$1,019,419	$893,271